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                                                               EXHIBIT d(8)(iii)

                               AMENDED SCHEDULE A

                              WITH RESPECT TO THE

                             SUB-ADVISORY AGREEMENT

                                    BETWEEN

                              ING INVESTMENTS, LLC

                                      AND

                         ING INVESTMENT MANAGEMENT CO.
                 (FORMERLY AELTUS INVESTMENT MANAGEMENT, INC.)

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
                                                                ANNUAL SUB-ADVISER FEE
            SERIES                                  ---------------------------------------------
-------------------------------                     (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING Convertible Fund                                  0.3375% of first $500 million of assets
                                                      0.3038% of next $500 million of assets
                                                      0.2925% of assets in excess of $1 billion

ING Disciplined LargeCap Fund                                           0.3150%

ING Equity and Bond Fund                              0.3375% of first $500 million of assets
                                                      0.3038% of next $500 million of assets
                                                     0.2925% of assets in excess of $1 billion

ING Financial Services Fund                          0.4500% of first $30 million of assets
                                                    0.3375% of next $95 million of assets
                                                    0.3150% of assets in excess of $125 million

ING MidCap Opportunities Fund                          0.4500% on first $500 million of assets
                                                                0.4050% thereafter

ING SmallCap Opportunities Fund                     0.4500% of the first $100 million of assets
                                                    0.4050% of the next $150 million of assets
                                                    0.3600% of the next $250 million of assets
                                                    0.3375% of assets in excess of $500 million

ING Tax Efficient Equity Fund                                           0.3600%
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